As filed with the Securities and Exchange Commission on September 8, 2005

                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                INTERLAND, INC.
             (Exact name of registrant as specified in its charter)

          MINNESOTA                                      41-1404301
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         303 PEACHTREE CENTER AVENUE, SUITE 500, ATLANTA, GEORGIA 30303
          (Address of principal executive offices, including zip code)

                   INTERLAND, INC. 2005 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               JEFFREY M. STIBEL
                            CHIEF EXECUTIVE OFFICER
                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
                    (Name and Address of Agent for Service)
                                 (404) 260-2477
         (Telephone Number, Including Area code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

                            T. CLARK FITZGERALD III
                           ARNALL GOLDEN GREGORY LLP
                         171 17TH STREET NW, SUITE 2100
                             ATLANTA, GEORGIA 30363
                           TELEPHONE: (404) 873-8622
                           FACSIMILE: (404) 873-8623

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum     Proposed Maximum
  Title of Securities to       Amount to be          Offering Price     Aggregate Offering         Amount of
      be Registered             Registered            Per Share (3)     Price Per Share (3)   Registration Fee (3)
-------------------------  --------------------- --------------------- --------------------- ---------------------
Common Stock, par value      1,200,000 (1) (2)          $2.48               $2,976,000             $350.28
per share $.001

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the 2005 Equity Incentive Plan (the "Plan").

(2) Representing additional shares to be issued by Interland, Inc. (the "Registrant") in connection with the Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on 1,200,000 shares reserved for issuance at an estimated price of $2.48 per share, representing the average of the high and low prices of the common stock on the NASDAQ National Market on September 1, 2005.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Except to the  extent  modified  or  superseded  by  information  contained
herein,  the  following   documents  we  have  filed  with  the  Commission  are
incorporated into this prospectus by reference:

(1) The Registrant's annual report on Form 10-K for the fiscal year ended August 31, 2004, filed November 15, 2004, as amended by its Form 10-K/A filed on December 27, 2004;

(2) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2004, filed on December 27, 2004;

(3) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended February 28, 2005, filed on April 4, 2005;

(4) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended May 31, 2005, filed on July 6, 2005;

(5)  The Registrant's current report on Form 8-K filed on November 15, 2004;

(6)  The Registrant's current report on Form 8-K filed on December 27, 2004;

(7)  The Registrant's current report on Form 8-K filed on April 4, 2005;

(8)  The Registrant's current report on Form 8-K filed on April 8, 2005;

(9)  The Registrant's current report on Form 8-K filed on April 19, 2005;

(10) The Registrant's current report on Form 8-K filed on May 11, 2005;

(11) The Registrant's current report on Form 8-K filed on May 31, 2005;

(12) The Registrant's current report on Form 8-K filed on June 13, 2005;

(13) The Registrant's current report on Form 8-K filed on July 6, 2005;

(14) The Registrant's current report on Form 8-K filed on August 3, 2005;

(15) The Registrant's current report on Form 8-K filed on August 11, 2005;

(16) The Registrant's current report on Form 8-K filed on September 6, 2005, as amended by Form 8-K/A filed on September 7, 2005; and

(17) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-4 (SEC File No. 333-104612) filed with the Commission on May 20, 2003, as set forth in "Description of Capital Stock" in the Prospectus filed as part of that Form S-4.

     All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION     OF     DIRECTORS     AND     OFFICERS.

     Unless prohibited or limited in a corporation's articles or bylaws, Section 302A.521 of the Minnesota Business Corporation Act requires indemnification of a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by such person in connection with a threatened or pending proceeding if the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed the conduct to be in the best interests of the company or, in the case of conduct occurring in such person's official capacity for another organization, reasonably believed the conduct was not opposed to the best interests of the company. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in our name.

     As permitted by the Minnesota Business Corporation Act, the Company's articles of incorporation provide that each director shall not be personally liable to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 (regarding liability of directors for illegal distributions) or 80A.23 (regarding the sale of unregistered securities and fraud in connection with the sale of securities) of the Minnesota Statutes;
(iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when the provision in the articles became effective.

     As permitted by the Minnesota Business Corporation Act, the Company's bylaws provide that the Company shall indemnify any director, officer or employee made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person in accordance with the Minnesota Business Corporation Act.

     In addition, Section 302A.521, subdivision 3 of the Minnesota Business Corporation Act requires the Company to pay reasonable expenses in advance of final disposition of the proceeding in certain instances unless limited by the articles of incorporation or bylaws of the company. Neither the Company's articles of incorporation nor its bylaws impose any limitation on the advancement of expenses if the statutory provisions are met.

     The Company has agreed with Mr. Joel Kocher, a director and the former Chairman of the Board and Chief Executive Officer of the Company, that, subject to certain exceptions, to the extent he elects to employ separate counsel, the Company will pay 50% of any reasonable attorneys' fees of such counsel that may be incurred in the future in connection with pending litigation in which the Company and Mr. Kocher are co-defendants, up to an annual maximum of $60,000. Mr. Kocher is also entitled to reimbursement of any such amounts incurred prior to the effective date of this arrangement in August 2005, up to a maximum of $12,800. Any such amount will be set off against the $60,000 cap for the first year. The Company has been paying for joint counsel for the Company and Mr. Kocher in this matter, and will continue to pay for that counsel in the defense of the Company.

     The Company has entered into indemnification agreements with Mr. Kocher and Mr. Crecine, who are directors, to give them additional contractual assurances regarding the scope of the indemnification set forth in the Company's articles of incorporation and bylaws and to provide additional procedural protections.

     We have obtained  directors' and officers'  liability  insurance with a per
claim  and  annual  aggregate  coverage  limit  of  $30  million,   including  a
reimbursement policy in favor of us.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit No. Description

3.01 Unofficial Restated Articles of Incorporation of Registrant (as amended through April 24, 2002) (incorporated by reference to Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

3.01(b)  Articles of  Amendment to  Articles  of  Incorporation  of   Registrant
         (incorporated by reference to Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2003).

3.02 Unofficial Restated Bylaws of the Registrant (as amended through August 6, 2001) (incorporated by reference to Exhibit 3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

4.01 Interland, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Registrant's Form 8-K filed September 6, 2005.)

4.02 Form of Notice of Grant to be issued under the 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Registrant's Form 8-K filed September 6, 2005.)

5.01*    Opinion of Arnall Golden Gregory LLP

23.01* Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.02*   Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.01)

24.01*   Power of Attorney (included on signature page)
------------
*Filed herewith


ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 8th day of September, 2005.

                                             INTERLAND, INC.



                                             /s/ Jeffrey M. Stibel
                                             -----------------------------
                                             Jeffrey M. Stibel
                                             Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Interland, Inc. hereby constitutes and appoints Jeffrey M. Stibel, Allen L. Shulman and Jonathan B. Wilson, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto and including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                     Date
---------                             -----                     ----
/s/ Jeffrey M. Stibel       Chief Executive Officer       September 8, 2005
-----------------------     and Director
Jeffrey M. Stibel

/s/ Juan G. Troncoso        Chief Financial Officer       September 8, 2005
-----------------------     (Principal Financial and
Juan G. Troncoso            Accounting Officer)

                            Chairman of the Board         September 8, 2005
-----------------------
Seymour Holtzmann

/s/ John B. Balousek        Director                      September 8, 2005
-----------------------
John B. Balousek

/s/ John Patrick Crecine    Director                      September 8, 2005
-----------------------
John Patrick Crecine

                            Director                      September 8, 2005
-----------------------
Efrem Gerzberg

/s/ Alex Kazerani           Director                      September 8, 2005
-----------------------
Alex Kazerani

/s/ Joel J. Kocher          Director                      September 8, 2005
-----------------------
Joel J. Kocher

/s/ Robert Lee              Director                      September 8, 2005
-----------------------
Robert Lee

/s/ Robert T. Slezak        Director                      September 8, 2005
-----------------------
Robert T. Slezak

                                  EXHIBIT INDEX

Exhibit
   No.    Description
--------  -----------

3.01 Unofficial Restated Articles of Incorporation of Registrant (as amended through April 24, 2002) (incorporated by reference to Exhibit
          3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

3.01(b) Articles of Amendment to Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the year ended August 31, 2003).

3.02 Unofficial Restated Bylaws of the Registrant (as amended through August 6, 2001) (incorporated by reference to Exhibit 3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002).

4.01 Interland, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Registrant's Form 8-K filed September 6, 2005).

4.02 Form of Notice of Grant to be issued under the 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Registrant's Form 8-K filed September 6, 2005.)

5.01*     Opinion of Arnall Golden Gregory LLP

3.01* Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.02*    Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.01)

24.01*    Power of Attorney (included on signature page)

----------------
*Filed herewith